Exhibit 10.3

AMENDED AND RESTATED SUSQUEHANNA BANCSHARES, INC.

2005 EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), dated as of                      (the “Date of Grant”), is delivered by Susquehanna Bancshares, Inc. (the “Company”) to                      (the “Grantee”).

RECITALS

WHEREAS, Susquehanna Bancshares, Inc. (the “Company”) maintains the Susquehanna Bancshares, Inc. Amended and Restated 2005 Equity Compensation Plan (the “Plan”);

WHEREAS, the Plan provides for the grant of stock options in accordance with the terms and conditions of the Plan;

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has adopted the Susquehanna Bancshares, Inc. 2011 Long-Term Incentive Plan (the “LTIP”) pursuant to which certain employees designated by the Committee in its discretion are entitled to receive awards of stock options as determined by the Committee in its discertion;

WHEREAS, the stock options granted to certain employees based on the terms of the LTIP are granted under the Plan;

WHEREAS, in accordance with the terms of the LTIP the Committee has determined to award the Grantee a stock option to purchase shares of Company Stock (as defined below), on the terms and conditions set forth in this Agreement; and

WHEREAS, all capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Option Grant. The Company has granted to the Grantee effective as of the Date of Grant stated above, the right and option (the “Option”) to purchase                      shares of its common stock, $2.00 par value (the “Company Stock”), subject to the terms and conditions of the Plan and this Agreement. The Grantee hereby acknowledges the receipt of a copy of the official prospectus for the Plan. Copies of the Plan and the official Plan prospectus are available on the Company’s intranet site at http://webone/FormsAndProcedures/HumanResources/Human Resources Forms and Procedures or by contacting the Company’s Human Resources Department at 717-625-6716.

2. Option Purchase Price. The purchase price of each of the shares of Company Stock covered by the Option shall be $          (the “Option Purchase Price”), the Fair Market Value on the Date of Grant.

3. Option Term. The Option, to the extent that it has not theretofore been exercised, shall automatically expire on the earliest to occur of the following events:

(a) the close of business on the last business day preceding the tenth anniversary of the Date of Grant;

(b) 5:00 p.m. EST on the 90th day following the date the Grantee ceases to be an employee, consultant or director of the Company and its subsidiaries (except in the case of the Grantee’s Early or Normal Retirement (as defined by Susquehanna Bancshares, Inc. Cash Balance Pension Plan), death or Disability, which shall be governed by Section 3(a) above).

4. Exercisability of Option. Provided the Grantee is employed by, or providing services to the Company as of the applicable date set forth below, the Option shall vest and become exercisable as follows:

(a) one-third on the first anniversary of the Date of Grant;

(b) one-third on the second anniversary of the Date of Grant; and

(c) one-third on the third anniversary of the Date of Grant.

(d) Notwithstanding the foregoing vesting schedule, if the Grantee is party to a written Employment Agreement with the Company which sets forth certain terms and conditions under which the Grantee’s equity or equity-based awards from the Company, including this Grant, may vest on an accelerated basis in the event the Grantee ceases to be employed by, or provide service to, the Company under various specified circumstances, the terms and provisions of the Employment Agreement (including any conditions, restrictions or limitations governing the accelerated vesting of the Option) are hereby incorporated by reference into this Agreement and shall have the same force and effect as if expressly set forth in this Agreement.

Notwithstanding the foregoing schedule, if a Change of Control occurs while the Grantee is employed by, or providing services to, the Company, then the Option shall automatically accelerate and become fully vested and exercisable as of the date of the Change of Control.

5. Time and Method of Exercise. Subject to the terms of Section 4 hereof, the Option may be exercised at a time, or from time to time, in whole or in part, prior to expiration (as defined in Section 3 hereof), by written notice to the Company in the form prescribed by the Committee, stating the number of shares of Company Stock with respect to which the Option is being exercised. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise to any registered broker or dealer designated by the Company in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares of Company Stock are to be deposited. The Option Purchase Price may be satisfied through any of the following methods:

(a) by delivery of a check, or the equivalent thereof acceptable to the Committee for the full Option Purchase Price of the number of shares of Company Stock being purchased and any tax withholding required in connection with such exercise;

(b) subject to the consent of the Committee, by delivery of one or more certificates representing a number of shares of Company Stock which are, in aggregate, equal in Fair Market Value to the full Option Purchase Price of the number of shares of Company Stock being purchased and any tax withholding required in connection with such exercise, such certificates having been held by the Grantee for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and being duly endorsed (or accompanied by an executed stock power) so as to transfer to the Company all right, title and interest in and to the shares of Company Stock represented by such certificates;

(c) subject to the consent of the Committee, by delivery of a combination of the forms of payment specified in (a) and (b) hereof which, in aggregate, is equal to the full Option Purchase Price of the number of shares of Company Stock being purchased and any tax withholding required in connection with such exercise; or

(d) subject to the consent of the Committee, through a “net cashless exercise” procedure whereby the Option Purchase Price and/or any required tax withholding may be satisfied by a reduction in the number of shares of Company Stock issued upon exercise. In that case, the number of shares of Company Stock issued upon exercise will be equal to: (a) the product of (i) the number of shares of Company Stock as to which the Option is then being exercised, and (ii) the difference between (A) the Fair Market Value on the date of exercise, and (B) the Option Purchase Price and/or any required tax withholding associated with the exercise, divided by (b) the Fair Market Value on the date of exercise. A number of shares of Company Stock equal to the difference between the number of shares of Company Stock as to which the Option is then being exercised and the number of shares of Company Stock actually issued upon such exercise will be deemed to have been retained by the Company in satisfaction of the Option Purchase Price and/or any required tax withholding.

6. Investment Representation. The exercise of an Option shall be conditioned upon the receipt, in form satisfactory to the Company, of representations from the Grantee, or, in the event of his death, his designated beneficiary or legal representative that, at the time of such exercise of such representations and warranties as may then be required or advisable under applicable law (in the discretion of the Company). Further, the Company shall not be required to sell or issue any shares of Company Stock under any outstanding Option if, in the opinion of the Committee, (a) the issuance of such shares of Company Stock would constitute a violation by the Grantee or the Company of any applicable law or regulation of any governmental authority, or (b) the consent or approval of any governmental body is necessary or desirable as a condition of, or in accordance with, the issuance of such shares of Company Stock.

7. Rule 16b-3. The Committee may from time to time impose any conditions on the shares of Company Stock as it deems necessary or advisable to ensure that the Plan and this Award satisfy the conditions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and that shares of Company Stock are issued and resold in compliance with the Securities Act of 1933, as amended.

8. Nonassignability of Option Rights. This Option shall not be assigned or transferred by the Grantee, except (a) by will or by the laws of descent or distribution, or (b) pursuant to the terms of a “qualified domestic relations order,” within the meaning of section 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Incomes Security Act of 1974. Any attempt to assign, transfer, pledge or dispose of the Option contrary to the provision hereof, and the levy or any execution, attachment or similar process upon the Option, shall be null and void and without effect.

9. No Rights of Shareholders. Neither the Grantee nor any personal representative shall be, or have any of the rights and privileges of a shareholder of the Company with respect to any shares of Company Stock purchasable upon the exercise of this Option, in whole or in part, prior to the date of exercise of the Option.

10. Change of Control. Except as set forth in Section 4 above, the provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

11. No Contract of Employment or for Membership of the Board of Directors. Nothing contained in this Agreement shall be deemed to require the Company and its subsidiaries to continue the Grantee’s relationship as an employee, consultant or member of the Board of Directors or to modify any agreement between the Grantee and the Company or its subsidiaries relating thereto.

12. Amendment of Option. The Committee may revoke this Option if it is contrary to applicable law or modify this Option to bring it into compliance with any valid and mandatory government regulation. This Option also may be amended by the Committee with the consent of the Grantee. Any such amendment shall be in writing and signed by the Company and the Grantee.

13. Binding Effect. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of the Plan as it presently exists, and as it may hereafter be amended, are deemed incorporated herein by reference, and in the event of any conflict between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall be deemed to supersede the provisions of this Agreement.

14. Recoupment Policy. The Grantee agrees that the Grantee will be subject to any compensation, clawback and recoupment policies that may be applicable to the Grantee as an employee of the Company, as in effect from time to time and as approved by the Board of Directors or a duly authorized committee thereof, whether or not approved before or after the Date of Grant.

15. Additional Documents. The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

16. Governing Law. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts or choice of laws.

17. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement between the Company and the Grantee regarding the Option.

18. Counterparts. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

SUSQUEHANNA BANCSHARES, INC.

Attest:	By:

Secretary

IF YOU DO NOT NOTIFY US BY __________, IN WRITING, THAT YOU DO NOT WISH TO ACCEPT THE OPTIONS IN THIS AGREEMENT, THEN YOU WILL BE DEEMED TO HAVE ACCEPTED THE OPTIONS DESCRIBED IN THIS AGREEMENT AND TO HAVE AGREED TO BE BOUND BY THE TERMS OF THE PLAN AND THIS AGREEMENT. IF YOU WISH TO SEND US THIS WRITTEN NOTICE, PLEASE SEND IT TO: VICE PRESIDENT-HUMAN RESOURCES ADMINISTRATION MANAGER, SUSQUEHANNA BANCSHARES, INC., 26 NORTH CEDAR STREET, LITITZ, PA 17545.